Exhibit 99.1

Sealed Air Corporation 200 Riverfront Boulevard Elmwood Park, NJ 07407
for release: August 28, 2012

SEALED AIR ANNOUNCES CEO RETIREMENT IN 2013

AND SUCCESSION PLAN

ELMWOOD PARK, N.J., Tuesday, August 28, 2012 – Sealed Air Corporation (NYSE: SEE) announced that its Chief Executive Officer, William V. Hickey, has advised its Board of his intention to retire in March 2013.  In connection with the transition, the Board of Directors has elected him Chair of the Board effective September 1, 2012.  Mr. Hickey will continue to serve as Chief Executive Officer of the Company but will no longer hold the title of President.

The Board simultaneously elected Jerome A. Peribere President and Chief Operating Officer of Sealed Air and appointed him as a director of the Company effective September 1, 2012.  As President and Chief Operating Officer, Mr. Peribere will report to Mr. Hickey and be responsible for the Company’s operating businesses, supply chain network and new technology development.

William J. Marino, Lead Director of Sealed Air, stated, “This is the next step in a succession planning process which has been underway for some time.”

In March 2013 upon Mr. Hickey’s retirement, Mr. Peribere will assume the Chief Executive Officer position, and Mr. Hickey will step down as Chair of the Board but will continue to serve as a director of the Company.

Jerome Peribere, age 58, is a 35-year veteran of The Dow Chemical Company who has worked throughout the world in a variety of leadership roles.  He was most recently President and Chief Executive Officer of Dow Advanced Materials, a $12 billion revenue unit of Dow serving customers in more than 130 countries.  In this role, Mr. Peribere led the integration of the Rohm and Haas acquisition and delivered significant growth and cost synergies.  Previously, Mr. Peribere spent most of his career in Dow AgroSciences.

Mr. Marino said, “We are extremely pleased that Jerome Peribere is joining Sealed Air. His extraordinary record of leadership at Dow, his extensive global experience and his success in acquisition integration will insure continued positive momentum for Sealed Air.  In addition to driving results, he has the same passion for customers and their needs that has contributed to Sealed Air’s success over the years.”

Business

Sealed Air is a global leader in food safety and security, facility hygiene and product protection. With widely recognized and inventive brands such as Bubble Wrap® brand cushioning, Cryovac® brand food packaging solutions and DiverseyTM brand cleaning and hygiene solutions, Sealed Air offers efficient and sustainable solutions that create business value for customers, enhance the quality of life for consumers and provide a cleaner and healthier environment for future generations. On a pro forma basis, Sealed Air generated revenue of $8.1 billion in 2011, and has approximately 26,300 employees who serve customers in 175 countries. To learn more, visit www.sealedair.com.

Forward-Looking Statements

Company statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations.  These statements include comments as to future events that may affect the Company, which are based upon management's current expectations and are subject to uncertainties, many of which are outside the Company's control.  Forward-looking statements can be identified by such words as "anticipates," "expects," "believes," "plan," "could," "estimate," "will" and similar expressions.  A variety of factors may cause actual results to differ materially from these expectations, including:  economic conditions affecting packaging utilization; changes in raw material costs; currency translation effects; and legal proceedings. For more extensive information, see "Risk Factors" and "Cautionary Notice Regarding Forward-Looking Statements," which appear in our most recent Annual Report on Form 10-K, as may be revised and updated from time to time by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. These reports are available on the Securities and Exchange Commission's website at www.sec.gov or our Investor Relations home page at http://ir.sealedair.com.

Contacts

Investor Relations:

Amanda Butler, Executive Director of Investor Relations

Tel: 201.703.4210

Media:

Ken Aurichio, Executive Director of Corporate Communications

Tel: 201.703.4164

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